Exhibit 10.1

                           EXCLUSIVE LICENSE AGREEMENT

John & Katherine Bracey (LICENSOR) and Geotheatre Productions Inc. (LICENSEE) agree that LICENSOR is the owner of the Copyright material "Geotheatre Educational Resources":

List of Products:
    *  The Geotheatre Map Grid System
    *  Musical Continents & Oceans
    *  One, Two, Three, What's Under Me?
    *  Relative Information
    *  N.E.W.S. - Introduction to Direction
    *  CARD-ography
    *  Flags of the World
    *  Treasure Map (Explorers)
    *  Geo-Facts
    *  Distance, Time & You
    *  Country Scramble
    *  Time Zone
    *  The Navigator Series
    *  Longitude & Latitude: Intro to Mapping
    *  The Performances: Geo-Discover and I'm a Fisher, I'm a Farmer

In as much as LICENSEE desires to obtain an exclusive license to use these Copyright materials LICENSOR grants to LICENSEE the exclusive right to manufacture, sell, and otherwise use the above stated intellectual property throughout the United States of America and Canada.
LICENSEE shall pay a royalty of 7.5 percent of the net selling price of all products and goods in which the Geotheatre Educational Resources are used. In the event that such products are used by LICENSEE directly, or are disposed of in another manner than sale, the royalty shall be calculated on the customary price for similar goods. In the event that any products made under the license are sold to a corporation that is controlled by or is a subsidiary of LICENSEE, the royalty shall be determined by the re-sale price. The minimum annual royalty shall be $18,000.00 (eighteen thousand & 00/100 dollars). In the event that the minimum is not paid in the first three quarterly payments of each year, the outstanding funds shall be paid in the final quarter's payment. Sums shall not carry over from year to year unless an alternative remuneration is specifically agreed to in writing by LICENSOR.
Royalties shall be paid on a quarterly basis. A report of sales shall accompany each payment. Payments are due no later than 15 days after the end of the quarter. LICENSEE shall permit LICENSOR, and Licensor's agents' reasonable access to any and all of the records of LICENSEE related to the calculation of royalties. Accountings will be considered final if the LICENSEE receives no objection within 1-year following settlement. In the event of a dispute of any kind, the parties shall submit to binding arbitration under the British Columbia statute. The prevailing party shall pay for the cost of the arbitration. Interest shall accrue on any unpaid royalties at a rate of ten percent (10%) per annum.
In the event of any improvement of the invention, these improvements shall be disclosed to LICENSEE by LICENSOR, and LICENSEE shall have the right to full use of the improvements. LICENSOR shall provide training and assistance to LICENSEE as to the practice, use and marketing of the Geotheatre Educational Resource products.
LICENSOR expressly forbids the use or marketing of any Geotheatre Educational Resource products by means in any way related to the pornographic industry. Evidence of such association in any way shall immediately render this agreement void and LICENSEE liable for damages.
This license may not be assigned or transferred by LICENSEE except with the prior written approval of LICENSOR. Upon breach or default, LICENSOR may immediately terminate the license granted to LICENSEE. LICENSEE shall notify LICENSOR immediately as to any infringement of the intellectual property of which LICENSEE may become aware.

Dated: March 13th, 2001


Signature: _______________________    Signature: _______________________
John & Katherine Bracey (LICENSOR)    John Bracey, President
                                      for Geotheatre Productions Inc. (LICENSEE)

                    AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

The Exclusive License Agreement by and between, John & Katherine Bracey (LICENSOR) and Geotheatre Productions Inc. (LICENSEE) dated March 13th 2001 is amended as follows:

The payment or accrual of the minimum annual royalty of $18,000.00 is waived until January 1, 2004.

Dated: July 11, 2003


Signature: _______________________    Signature: _______________________
John & Katherine Bracey (LICENSOR)    John Bracey, President
                                      for Geotheatre Productions Inc. (LICENSEE)